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Exhibit 23.1




CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Reuter Manufacturing, Inc. on Form S-8 (File Nos. 33-15293, 33-33107, 33-44304 and 33-44281) of our report dated January 22, 1998, on our audits of the financial statements and financial statement schedule of Reuter Manufacturing, Inc. as of December 31, 1997 and 1996, and for the years then ended, which report is included in this Annual Report on Form 10-KSB.


                                                       COOPERS & LYBRAND L.L.P.


Minneapolis, Minnesota
March 2, 1998